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                                                                       EXHIBIT 5

                          SCHIFINO & FLEISCHER, P.A.

                               ATTORNEYS AT LAW

                                                         ONE TAMPA CITY CENTER
WILLIAM J. SCHIFINO                                             SUITE 2700
FRANK N. FLEISCHER                                     201 NORTH FRANKLIN STREET
BONNIE J. PINZEL                                       TAMPA, FLORIDA 33602-5174
CYNTHIA C. ELLIS                                       TELEPHONE (813) 223-1535
                                                       TELECOPIER (813) 223-3070




                                June 21, 1995





Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC  20549

         Re:     Tech Data Corporation
                 1995 Employee Stock Purchase Plan
                 Registration Statement on Form S-8

Ladies and Gentlemen:

         We have represented Tech Data Corporation (the "Company") in connection with the Company's Registration Statement on Form S-8 (the "S-8 Registration Statement") relating to the proposed public offering by the Company (the "Offering") of up to 1,000,000 shares of the Company's Common Stock under the Company's 1995 Employee Stock Purchase Plan (the "Plan"). This opinion is being provided as Exhibit 5 to the S-8 Registration Statement.

         In our capacity as counsel to the Company in connection with the Registration Statement and the Offering, we have examined and are familiar with: (1) the Company's Articles of Incorporation and bylaws, as currently in effect, (2) the Plan, (3) the S-8 Registration Statement and (4) such other corporate records and documents and instruments as in our opinion are necessary or relevant as the basis for the opinions expressed below.

         As to various questions of fact material to our opinion, we have relied without independent investigation on statements or certificates of officials and representatives of the Company, the Department of State of the State of Florida and others. In all such examinations, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other exact copies.

         We express no opinion as to the law of any jurisdiction other than of the State of Florida and the Federal laws of the United States of America.

         Based upon and in reliance on the foregoing, we are of the opinion that:





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         1.      The Company is a duly organized and existing corporation under the laws of the State of Florida and its status is active.

         2. The Plan has been duly and legally authorized by all required corporate action.

         3.      When the following events shall have occurred:

                 a. the S-8 Registration Statement shall have become effective in accordance with the Securities Act of 1933, as amended;

                 b. the options covering shares of Common Stock shall have been granted and exercised as contemplated in the Plan;

                 c. the consideration specified in the Plan and in the instrument of grant covering options granted under the Plan shall have been received; and

                 d. the certificates representing such shares shall have been duly executed, counter-signed and issued by or on behalf of the Company.

the shares of Common Stock so offered and sold in the Offering will be duly authorized, validly issued, fully paid and non- assessable shares of the capital stock of the Company.

         This firm hereby consents to the filing of this opinion as an Exhibit to the S-8 Registration Statement.

                                        Very truly yours,

                                        SCHIFINO & FLEISCHER, P.A.


                                        /s/ Frank N. Fleischer
                                        ----------------------------
                                        Frank N. Fleischer
                                        For the Association

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